UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010 (April 13, 2010)

NEW JERSEY RESOURCES CORPORATION
 (Exact name of registrant as specified in its charter)

New Jersey	001-8359	22-2376465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 938-1480

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As a result of the Patient Protection and Affordable Care Act, which became law on March 23, 2010, and was subsequently amended on March 30, 2010 (the “Act”), beginning in fiscal year 2014 the tax deduction available to New Jersey Resources Corporation (“NJR”) will be reduced to the extent its drug expenses are reimbursed under the Medicare Part D retiree drug subsidy program.  Because retiree health care liabilities and related tax impacts are already reflected in its financial statements, NJR is required by Generally Accepted Accounting Principles (“GAAP”) to recognize the full accounting impact of this change in the period in which the Act was signed into law.  The total one-time, non-cash, after-tax adjustment is approximately $2.6 million. The majority of these expenses, approximately $1.9 million, relates to NJR’s regulated subsidiary, New Jersey Natural Gas (“NJNG”) and will be treated as an adjustment to the Regulatory asset- Postemployment benefit costs, since NJR believes it should be recoverable through the regulatory process. In addition, the regulatory asset will be adjusted to include approximately $1.4 million associated with the recovery of NJNG’s income taxes. The one-time, non-cash after-tax charge to NJR’s non-regulated activities is estimated to be $620,000, or $.02 per basic share.

Additionally, due primarily to the impact of lower-than-expected volatility at NJR Energy Services (“NJRES”), NJR’s wholesale energy subsidiary, and the timing of NJNG’s incentive program margins, NJR expects that quarterly and fiscal year-to-date net financial earnings through March 31, 2010, will be lower when compared with the same periods last year. Due to a partial reversal of NJNG’s incentive program timing differences, continued customer growth, the impact of recent regulatory initiatives such as the Accelerated Infrastructure Program at NJNG and the earnings contribution from NJR’s Steckman Ridge investment, NJR expects that net financial earnings for the third and fourth fiscal quarters of 2010 will compare favorably with NJR’s performance in those same periods in fiscal 2009.

Accordingly, NJR now believes its fiscal 2010 net financial earnings will be in a range of $2.45 to $2.55 per basic share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” NJR does not assume any future obligation to comment on or issue quarterly guidance.

Overall, NJR expects NJNG to be the major contributor to fiscal 2010 net financial earnings, accounting for 60 to 70 percent of the total. In addition, NJR estimates that the contribution from NJR Energy Services will continue to be approximately 20 to 30 percent. The Midstream Assets business segment, which includes the results of NJR’s Steckman Ridge and Iroquois equity investments, is expected to contribute between 5 and 10 percent of total fiscal 2010 net financial earnings.

Forward-Looking Statements

The matters discussed in this Form 8-K, including our full fiscal 2010 net financial earnings per share guidance, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified in this document by the words “would,” “believe,” “estimate,” “expect,” “likely,” “may,” “possible,” “potential,” “should,” and similar expressions. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, NJR’s dependence on operating subsidiaries, rate of customer growth, volatility of natural gas and other commodity prices and its impact on customer usage and NJR Energy Services’ operations, changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company, conditions in the credit markets and their potential impact on the company’s access to capital and borrowing costs, the ability to comply with debt covenants, increased interest costs resulting from failures in the market for auction rate securities, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, changes in the costs of providing pension and post-employment benefits to current and former employees, the ability to maintain effective internal controls, accounting effects and other risks associated with hedging activities, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), dependence on third-party storage and transportation facilities, operating risks, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, an adequate number of appropriate counterparties and sufficient liquidity in the energy trading market, the disallowance of recovery of environmental-related expenditures, environmental and other litigation and other uncertainties and the impact of NJR’s charter and bylaws on potential transactions.

NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission including its most recent Form 10-K filed on November 30, 2009.

Non-GAAP Financial Information

This Form 8-K includes the non-GAAP measure net financial earnings. As an indicator of the company’s operating performance, net financial earnings should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and the effects of economically hedging the value of natural gas in storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the consolidated statements of income in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. Management uses non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. For a full discussion of NJR’s non-GAAP financial measures, including a reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources, a Fortune 1000 company, provides reliable energy and natural gas services including transportation, distribution, and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of nearly 2.3 Bcf/day of transportation capacity and more than 50 Bcf of storage capacity; and provides appliance installation, repair and contract service to approximately 144,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: April 13, 2010	By:	/s/ Glenn C. Lockwood

Glenn C. Lockwood
Senior Vice President and Chief Financial Officer